SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES

           This Subcontract for Fund Administrative Services ("Subcontract") is made as of January 1, 2001 between FRANKLIN ADVISERS, INC., a California corporation, hereinafter called the "Investment Manager," and FRANKLIN TEMPLETON SERVICES, LLC (the "Administrator").

           In  consideration  of  the  mutual   agreements   herein  made,  the
Administrator and the Investment Manager understand and agree as follows:

I.    Prime Contract.

This  Subcontract  is made  in  order  to  assist  the  Investment  Manager  in fulfilling certain of the Investment Manager's obligations under each investment management and investment advisory agreement ("Agreement") between the Investment Manager and each Investment Company listed on Exhibit A, ("Investment Company") for itself or on behalf of each of its series listed on Exhibit A (each, a "Fund"). This Subcontract is subject to the terms of each Agreement, which is incorporated herein by reference.

II.   Subcontractual Provisions.

      (1) The Administrator agrees, during the life of this Agreement, to provide the following services to each Fund:

           (a)  providing  office  space,   telephone,   office  equipment  and
supplies for the Fund;

           (b) providing trading desk facilities for the Fund, unless these facilities are provided by the Fund's investment adviser;

           (c) authorizing expenditures and approving bills for payment on behalf of the Fund;

           (d) supervising preparation of periodic reports to shareholders, notices of dividends, capital gains distributions and tax credits; and attending to routine correspondence and other communications with individual shareholders when asked to do so by the Fund's shareholder servicing agent or other agents of the Fund;

           (e)  coordinating  the  daily  pricing  of  the  Fund's   investment
portfolio,  including  collecting  quotations from pricing  services engaged by the Fund; providing fund accounting services, including preparing and supervising publication of daily net asset value quotations, periodic earnings reports and other financial data; and coordinating trade settlements;

           (f) monitoring relationships with organizations serving the Fund, including custodians, transfer agents, public accounting firms, law firms, printers and other third party service providers;

           (g) supervising compliance by the Fund with recordkeeping requirements under the federal securities laws, including the 1940 Act and the rules and regulations thereunder, and under other applicable state and federal laws; and maintaining books and records for the Fund (other than those maintained by the custodian and transfer agent);

           (h) preparing and filing of tax reports including the Fund's income tax returns, and monitoring the Fund's compliance with subchapter M of the Internal Revenue Code, as amended, and other applicable tax laws and regulations;

           (i) monitoring the Fund's compliance with: 1940 Act and other federal securities laws, and rules and regulations thereunder; state and foreign laws and regulations applicable to the operation of investment companies; the Fund's investment objectives, policies and restrictions; and the Code of Ethics and other policies adopted by the Investment Company's Board of Trustees or Directors ("Board") or by the Fund's investment adviser and applicable to the Fund;

           (j) providing executive, clerical and secretarial personnel needed to carry out the above responsibilities;

           (k) preparing and filing regulatory reports, including without limitation Forms N-1A and NSAR, proxy statements, information statements and U.S. and foreign ownership reports; and

           (l) providing support services incidental to carrying out these duties.

Nothing in this Agreement shall obligate the Investment Company or any Fund to pay any compensation to the officers of the Investment Company. Nothing in this Agreement shall obligate the Administrator to pay for the services of third parties, including attorneys, auditors, printers, pricing services or others, engaged directly by the Fund to perform services on behalf of the Fund.

      (2) The Investment Manager agrees to pay to the Administrator as compensation for such services a monthly fee equal on an annual basis to 0.15% of the first $200 million of the average daily net assets of each Fund during the month preceding each payment, reduced as follows: on such net assets in excess of $200 million up to $700 million, a monthly fee equal on an annual basis to 0.135%; on such net assets in excess of $700 million up to $1.2 billion, a monthly fee equal on an annual basis to 0.1%; and on such net assets in excess of $1.2 billion, a monthly fee equal on an annual basis to 0.075%.

From time to time, the Administrator may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in the purchase price of its services. The Administrator shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of each affected Fund's expenses, as if such waiver or limitation were fully set forth herein.

      (3) This Subcontract shall become effective on the date written above and shall continue in effect as to each Investment Company and each Fund so long as (1) the Agreement applicable to the Investment Company or Fund is in effect and (2) this Subcontract is not terminated. This Subcontract will terminate as to any Investment Company or Fund immediately upon the termination of the Agreement applicable to the Investment Company or Fund, and may in addition be terminated by either party at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party.

      (4) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Administrator, or of reckless disregard of its duties and obligations hereunder, the Administrator shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Subcontract to be executed by their duly authorized officers.


FRANKLIN ADVISERS, INC.

By:   _____________________________
      Charles E. Johnson
      President


FRANKLIN TEMPLETON SERVICES, LLC

By:   _____________________________
      Leslie M. Kratter
      Senior Vice President

                 SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES
                                    BETWEEN
                            FRANKLIN ADVISERS, INC.
                                      AND
                       FRANKLIN TEMPLETON SERVICES, LLC

                                   EXHIBIT A


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INVESTMENT COMPANY              SERIES ---(IF APPLICABLE)
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Franklin High Income Trust      AGE High Income Fund

Franklin Asset Allocation Fund

Franklin California Tax-Free
Income Fund, Inc.

Franklin California Tax-Free    Franklin California Insured Tax-Free
Trust                            Income Fund
                                Franklin California Tax-Exempt Money
                                 Fund
                                Franklin California Intermediate-Term
                                 Tax-Free Income Fund

Franklin Custodian Funds, Inc.  Utilities Series
                                Dynatech Series
                                Income Series
                                U.S. Government Securities Series

Franklin Growth and Income Fund

Franklin Federal Tax- Free
Income Fund

Franklin Gold and Precious
Metals Fund

Franklin Investors Securities   Franklin Global Government Income Fund
Trust                           Franklin Short-Intermediate U.S.
                                 Government Securities Fund
                                Franklin Convertible Securities Fund
                                Franklin Equity Income Fund

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INVESTMENT COMPANY              SERIES ---(IF APPLICABLE)

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Franklin Municipal Securities   Franklin California High Yield
Trust                           Municipal Fund
                                Franklin Tennessee Municipal Bond Fund


Franklin New York Tax-Free      Franklin New York Tax-Exempt Money Fund
Trust                           Franklin New York Insured Tax-Free
                                Income Fund
                                Franklin New York Intermediate-Term
                                 Tax-Free Income Fund




Franklin Real Estate            Franklin Real Estate Securities Fund
Securities Trust

Franklin Strategic Mortgage
Portfolio

Franklin Strategic Series       Franklin California Growth Fund
                                Franklin Strategic Income Fund
                                Franklin Global Communications Fund
                                Franklin Small Cap Growth Fund I
                                Franklin Global Health Care Fund
                                Franklin Natural Resources Fund
                                Franklin Blue Chip Fund
Franklin Tax-Exempt Money Fund

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INVESTMENT COMPANY              SERIES ---(IF APPLICABLE)

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Franklin Tax-Free Trust         Franklin Massachusetts Insured Tax-Free
                                Income Fund
                                Franklin Michigan Insured Tax-Free
                                Income Fund
                                Franklin Minnesota Insured Tax-Free
                                Income Fund
                                Franklin Insured Tax-Free Income Fund
                                Franklin Ohio Insured Tax-Free Income
                                Fund
                                Franklin Puerto Rico Tax-Free Income
                                Fund
                                Franklin Arizona Tax-Free Income Fund
                                Franklin Colorado Tax-Free Income Fund
                                Franklin Georgia Tax-Free Income Fund
                                Franklin Pennsylvania Tax-Free Income
                                Fund
                                Franklin High Yield Tax-Free Income Fund
                                Franklin Missouri Tax-Free Income Fund
                                Franklin Oregon Tax-Free Income Fund
                                Franklin Texas Tax-Free Income Fund
                                Franklin Virginia Tax-Free Income Fund
                                Franklin Alabama Tax-Free Income Fund
                                Franklin Florida Tax-Free Income Fund
                                Franklin Connecticut Tax-Free Income
                                Fund
                                Franklin Louisiana Tax-Free Income Fund
                                Franklin Maryland Tax-Free Income Fund
                                Franklin North Carolina Tax-Free Income
                                Fund
                                Franklin New Jersey Tax-Free Income Fund
                                Franklin Kentucky Tax-Free Income Fund
                                Franklin Federal Intermediate-Term
                                Tax-Free
                                  Income Fund
                                Franklin Arizona Insured Tax-Free
                                Income Fund
                                Franklin Florida Insured Tax-Free
                                Income Fund

Franklin Templeton              Templeton Pacific Growth Fund
International Trust             Templeton Foreign Smaller Companies Fund

Franklin Templeton Global Trust Franklin Templeton Global Currency Fund
                                Franklin Templeton Hard Currency Fund

CLOSED END FUNDS:

Franklin Multi-Income Trust

Franklin Universal Trust
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